EXHIBIT 99.1

U.S. AUTO PARTS NETWORK, INC. REPORTS SECOND QUARTER 2009 RESULTS

•	Adjusted EBITDA $3.2 million.
•	Net sales were $43.8 million.
•	Gross margin 36.2%.

CARSON, California, August 6, 2009 — U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), the largest online provider of automotive aftermarket parts and accessories, today reported net sales for the second quarter ended July 4, 2009 of $43.8 million, an increase of $0.7 million or 2% over Q2 2008 net sales of $43.1 million. Q2 2009 net income was $0.6 million or $0.02 per diluted share, an increase of $12.7 million over Q2 2008. Diluted EPS for the quarters ended July 4, 2009 and June 30, 2008 included amortization expense and impairment charges related to intangibles of $0.1 million net of tax or $0.00 per diluted share and $12.3 million net of tax or $0.41 per diluted share, respectively. The Company generated adjusted EBITDA of $3.2 million for the quarter compared to $1.9 million for Q2 2008. For further information regarding adjusted EBITDA, including a reconciliation of Adjusted EBITDA to net income (loss), see non-GAAP Financial Measures below.

“The second quarter of 2009 is our second consecutive quarter of improved profitability and cash generation,” stated Shane Evangelist, Chief Executive Officer. “These results were driven by both top line growth and intelligent expense management. Following our long term strategy, we continued to invest $2.0 million in our growth initiatives.”

“The combination of favorable macro trends and better execution by our team produced a new company quarterly sales record,” continued Evangelist. “June actually comped up 18% year-over-year and we are pleased to see similar trends continue through July.”

Q2 2009 Financial Highlights

•

Net sales for Q2 2009 increased by 2% from Q2 2008. Online sales for Q2 2009 increased 3.5% and offline sales declined by 19.0% compared to Q2 2008. The decline in offline sales was primarily due to a loss of sales to a large customer in Q3 2008.

•	Gross profit for Q2 2009 was $15.9 million or 36.2% of net sales compared to 33.8% of net sales for Q2 2008. The increase in gross margin was primarily due to initiatives that reduced freight expense.

•

Online advertising expense was $2.8 million or 7.0% of internet net sales for the second quarter of 2009 compared to 7.5% of internet net sales for the prior year period, which excludes $0.2 million of marketing co-op received in 2008. Marketing expense, excluding advertising expense, was $2.9 million or 6.6% of net sales for the second quarter of 2009 compared to 9.5% of net sales in the prior year period. The decrease was primarily due to lower personnel related costs and depreciation expense.

•

General and administrative expense was $4.8 million or 11.0% of net sales for the second quarter of 2009 compared to 10.6% of net sales in the prior year period. This increase was primarily due to higher personnel incentive costs related to better company performance, higher depreciation and amortization related to capital investment, partially offset by a reduction in professional fees.

•

Fulfillment expense was $2.8 million or 6.4% of net sales in the second quarter of 2009 compared to 5.6% in the prior year period. The increase is primarily due to the opening of our new distribution center on the East Coast.

•

Technology expense was $1.3 million or 3.0% of net sales in the second quarter of 2009 compared to 1.9% of net sales in the prior year period. The increase reflects additional headcount resources deployed to support the Company’s strategic technology plan.

•

Amortization of intangibles and impairment loss was $0.2 million in the second quarter of 2009 compared to $20.5 million in the prior year period. The decrease is primarily due to impairment charges of certain intangible assets during 2008.

•	Capital expenditures for the second quarter of 2009 were $2.0 million which included $1.5 million of internally developed software and website development costs.

•

Cash, cash equivalents and investments were $42.6 million at July 4, 2009. The Company includes $4.1 million of investments in United States treasury bills in short-term assets and $5.9 million of investments in auction rate preferred securities in long-term assets, which are not included in cash. Cash and securities increased $2.3 million over the previous quarter.

Q2 2009 Operating Metrics

	Q2 2009	Q2 2008	Q1 2009
Conversion Rate	1.35%	1.39%	1.17%
Customer Acquisition Cost	$6.65	$5.77	$6.40
Unique Visitors (millions)	26.9	24.1	27.1
Orders (thousands)	363	334	316
Revenue Capture (% Sales)*	80.5%	76.6%	81.8%
Average Order Value	$121	$128	$120

*	Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment.

Non-GAAP Financial Measures

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest income (expense), net; (b) income tax provision (benefit); (c) amortization of intangibles and impairment loss; (d) depreciation and amortization; and (e) share-based compensation expense related to stock options.

The Company believes this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as a measurement of the Company’s operating performance because it assists in comparisons of the Company’s operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; for evaluating the effectiveness of operational strategies; and for evaluating the Company’s capacity to fund capital expenditures and expand its business. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies in our industry. Additionally, lenders or potential lenders use Adjusted EBITDA to evaluate the Company’s ability to repay loans.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The table below reconciles net income (loss) to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended July 4, 2009	Three Months Ended June 30, 2008	Twenty-Six Weeks Ended July 4, 2009	Six Months Ended June 30, 2008
Net income (loss)	$629	$(12,063)	$(50)	$(12,938)
Interest income, net	(49)	(234)	(140)	(502)
Income tax provision (benefit)	469	(8,042)	1,832	(8,606)
Amortization of intangibles	153	2,096	520	4,195
Depreciation and amortization	1,134	964	2,153	1,758

EBITDA	2,336	(17,279)	4,315	(16,093)
Impairment loss on intangibles	—	18,445	—	18,445
Share-based compensation	820	686	1,847	1,318

Adjusted EBITDA	$3,156	$1,852	$6,162	$3,670

Conference Call

As previously announced, the Company will conduct a conference call with analysts and investors to discuss the results today, Thursday, August 6, 2009, at 6:00 am Pacific Time (9:00 am Eastern Time). The conference call will be conducted by Shane Evangelist, Chief Executive Officer and Ted Sanders, Chief Financial Officer. Participants may access the call by dialing (866) 225-8754 (domestic) or (480) 629-9692 (international). In addition, the call will be broadcast live over the Internet and accessible through the Investor Relations section of the Company’s website at www.usautoparts.net where the call will be archived for two weeks. A telephone replay will be available through August 20, 2009. To access the replay, please dial (800) 406-7325 (domestic) or (303) 590-3030 (international), passcode 4132450.

To view the press release or the financial or other statistical information required by SEC Regulation G, please visit the Investor Relations section of the U.S. Auto Parts website at investor.usautoparts.net.

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including body parts, engine parts, performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products that are mapped by a proprietary product database to product applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites are located at www.autopartswarehouse.com and www.partstrain.com and the Company’s corporate website is located at www.usautoparts.net.

U.S. Auto Parts is headquartered in Carson, California.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth, our liquidity requirements, and the status of our auction rate preferred securities. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, economic downturn that could adversely impact retail sales; marketplace illiquidity; demand for the Company’s products; increases in commodity and component pricing that would increase the Company’s per unit cost and reduce margins; the competitive and volatile environment in the Company’s industry; the Company’s ability to expand and price its product offerings, control costs and expenses, and provide superior customer service; the mix of products sold by the Company; the effect and timing of technological changes and the Company’s ability to integrate such changes and maintain, update and expand its infrastructure and improve its unified product catalog; the Company’s ability to improve customer satisfaction and retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement the Company’s business plans both domestically and internationally; the Company’s cash needs; any changes in the search algorithms by leading Internet search companies; the Company’s need to assess impairment of intangible assets and goodwill; and the Company’s ability to comply with Section 404 of the Sarbanes-Oxley Act and maintain an adequate system of internal controls; any remediation costs or other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

U.S. AUTO PARTS NETWORK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data and par value)

	July 4, 2009	December 31, 2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$32,597	$32,473
Short-term investments	4,096	—
Accounts receivable, net	1,864	1,353
Inventory, net	12,185	10,910
Deferred income taxes	2,095	2,095
Other current assets	3,133	2,090

Total current assets	55,970	48,921
Property and equipment, net	9,927	8,203
Intangible assets, net	2,508	3,028
Goodwill	9,772	9,772
Deferred income taxes	12,329	14,061
Investments	5,876	6,351
Other non-current assets	93	94

Total assets	$96,475	$90,430

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,090	$5,702
Accrued expenses	8,466	5,663
Capital leases payable, current portion	8	47
Other current liabilities	2,421	1,496

Total current liabilities	16,985	12,908
Commitments and contingencies	—	—

Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized at July 4, 2009 and December 31, 2008; 29,846,757 shares issued and outstanding at July 4, 2009 and December 31, 2008	30	30
Additional paid-in capital	148,366	146,408
Accumulated other comprehensive loss	(28)	(88)
Accumulated deficit	(68,878)	(68,828)

Total stockholders’ equity	79,490	77,522

Total liabilities and stockholders’ equity	$96,475	$90,430

U.S. AUTO PARTS NETWORK, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Thirteen Weeks Ended July 4, 2009	Three Months Ended June 30, 2008	Twenty-Six Weeks Ended July 4, 2009	Six Months Ended June 30, 2008
Net sales	$43,805	$43,105	$83,469	$83,114
Cost of sales	27,937	28,518	52,961	54,777

Gross profit	15,868	14,587	30,508	28,337
Operating expenses:
Marketing (1)	5,680	6,635	11,015	12,602
General and administrative (1)	4,811	4,588	9,576	9,211
Fulfillment (1)	2,809	2,377	5,461	4,465
Technology (1)	1,343	787	2,271	1,471
Amortization of intangibles and impairment loss	153	20,541	520	22,640

Total operating expenses	14,796	34,928	28,843	50,389
Income (loss) from operations	1,072	(20,341)	1,665	(22,052)
Other income:
Other income (loss)	(23)	2	(23)	6
Interest income, net	49	234	140	502

Other income, net	26	236	117	508
Income (loss) before income taxes	1,098	(20,105)	1,782	(21,544)
Income tax provision (benefit)	469	(8,042)	1,832	(8,606)

Net income (loss)	$629	$(12,063)	$(50)	$(12,938)

Basic net income (loss) per share	$0.02	$(0.40)	$(0.00)	$(0.43)
Diluted net income (loss) per share	$0.02	$(0.40)	$(0.00)	$(0.43)
Shares used in computation of basic and diluted net loss per share	29,846,757	29,846,757	29,846,757	29,846,757
Shares used in computation of diluted net income (loss) per share	30,395,189	29,846,757	29,846,757	29,846,757

	Thirteen Weeks Ended July 4, 2009	Three Months Ended June 30, 2008	Twenty-Six Weeks Ended July 4, 2009	Six Months Ended June 30, 2008
(1) Includes share-based compensation expense as follows:
Marketing	$110	$112	$216	$196
General and administrative	495	500	1,317	1,003
Fulfillment	57	30	104	63
Technology	158	44	210	56

Total share-based compensation expense	$820	$686	$1,847	$1,318

U.S. AUTO PARTS NETWORK, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twenty-Six Weeks Ended July 4, 2009	Six Months Ended June 30, 2008
Operating activities
Net loss	$(50)	$(12,938)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,153	1,758
Amortization of intangibles	520	4,195
Impairment loss on intangibles		18,445
Share-based compensation expense	1,847	1,318
Deferred taxes	1,731	(8,452)
Changes in operating assets and liabilities:
Accounts receivable, net	(511)	472
Inventory, net	(1,274)	(2,651)
Prepaid expenses and other current assets	(1,044)	(1,532)
Other non current assets	—	(8)
Accounts payable and accrued expenses	3,267	1,321
Other current liabilities	925	19

Net cash provided by (used in) operating activities	7,564	1,947
Investing activities
Additions to property and equipment	(3,862)	(1,975)
Proceeds from the sale of marketable securities	475	21,275
Purchases of marketable securities	(4,096)	(5,500)

Net cash provided by (used in) investing activities	(7,483)	13,800
Financing activities
Payments made on notes payable	—	(1,000)
Payments on short-term financing	(39)	(31)

Net cash used in financing activities	(39)	(1,031)

Effect of changes in foreign currencies	82	5
Net increase in cash and cash equivalents	124	14,721
Cash and cash equivalents at beginning of period	32,473	19,399

Cash and cash equivalents at end of period	$32,597	$34,120

Supplemental disclosure of non-cash investing activities:
Accrued asset purchases	$75	—

Investor Contacts:

Ted Sanders, Chief Financial Officer

U.S. Auto Parts Network, Inc.

tsanders@usautoparts.com

(424) 702-1455